Exhibit 99.1

Bunker Hill Announces Closing of “Bought Deal” Private Placements of Units for Gross Proceeds of Approximately C$52 Million

KELLOGG, Idaho and VANCOUVER, British Columbia, Sept. 29, 2025 — Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V: BNKR |OTCQB: BHLL) is pleased to announce that it has closed its previously announced bought deal private placement of units of the Company (the “Units”). The Company issued (i) 206,250,000 Units at a price per Unit of C$0.12 for gross proceeds of C$24,750,000 (the “CAD Offering”), which includes the full exercise of the underwriters’ over-allotment option; and (ii) 225,000,000 Units at a price per Unit of US$0.08711 for gross proceeds of US$19,599,750 (C$27,104,4941) (the “USD Offering”, and together with the CAD Offering, the “Offering”). The total gross proceeds of the Offering, expressed in Canadian Dollars was C$51,854,494.2 Teck Resources Limited (together with its affiliates, “Teck”) subscribed for 223,786,706 Units of the USD Offering.

Each Unit consists of one share of common stock of the Company (a “Common Share”) and one common share purchase warrant of the Company (a “Warrant”). Each Warrant entitles the holder thereof to purchase one Common Share (a “Warrant Share”) at an exercise price of C$0.17 per Warrant Share for 60 months after issuance.

The Offering was completed by a lead underwriter, acting on its own behalf and on behalf of a syndicate of underwriters (the “Underwriters”).

Net proceeds of the Offering are anticipated to be used to support the construction, start-up and ramp-up of the Bunker Hill Zinc-Silver-Lead Mine in the Silver Valley, Idaho.

Immediately prior to the date hereof, Teck beneficially owned, directly or indirectly, or exercised control or direction over, 219,079,378 Common Shares and warrants to purchase an additional 100,598,716 Common Shares, representing approximately 23.6% of the issued and outstanding Common Shares on a non-diluted basis and approximately 31.1% on a partially diluted basis. Upon closing of the Offering, Teck now beneficially owns, directly or indirectly, or exercises control or direction over 442,866,084 Common Shares and warrants to purchase an additional 324,385,422 Common Shares, representing approximately 32.6% of the issued and outstanding Common Shares on a non-diluted basis and, assuming the exercise of all warrants now held by Teck, approximately 45.6% on a partially diluted basis.

Teck’s purchase of the Units under the USD Offering is being made for investment purposes. Teck may determine to increase or decrease its investment in the Company depending on market conditions and any other relevant factors. This release is required to be issued under the early warning requirements of applicable securities laws. Teck’s head office is located at Suite 3300 – 550 Burrard Street, Vancouver, BC, V6C 0B3. In satisfaction of the requirements of the National Instrument 62-104 - Take-Over Bids And Issuer Bids and National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, early warning reports respecting the acquisition of Common Shares and Warrants to purchase additional Common Shares by Teck or its affiliates will be filed under the Company’s SEDAR+ at www.sedarplus.ca. A copy of Teck’s early warning report to be filed in connection with the USD Offering may also be obtained by contacting Dale Steeves at 236-987-7405.

In connection with the closing of the Offering, the Company paid to the Underwriters aggregate cash fees in the amounts of C$1,455,480 and US$1,175,985 and issued to the Underwriters an aggregate of 25,325,428 non-transferrable compensation options (the “Compensation Options”) representing: (i) 6% of the gross proceeds of the Offering, other than the gross proceeds raised from certain sales pursuant to a president’s list (the “President’s List Sales”); and (ii) 3.0% of the gross proceeds raised from President’s List Sales. Each Compensation Option is exercisable to acquire one Common Share of the Company at a price of C$0.12 per share for a period of 24 months from the date hereof, less any amount of cash fees and Compensation Options paid and issued to a finder.

The Company paid a finder a cash fee of C$52,005 representing 3.333% of the gross proceeds of the CAD Offering from subscribers introduced by such finder to the Company (the “Introduced Subscribers”); and issued to certain principals of such finder an aggregate of 520,052 Compensation Options representing 4.0% of the Units sold under the Offering to the Introduced Subscribers. The Compensation Options are non-transferrable.

Due to Teck’s shareholdings, and certain other insider participation, the Offering constitutes a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Shareholder Approval (“MI 61-101”). The Company has relied on the exemptions from valuation and minority shareholder approval requirements of MI 61-101 as the Company received the consent of a disinterested arm’s length control person of the Company that beneficially owns, or exercises control or direction over, voting securities of the Company that carry greater voting rights than the voting securities beneficially owned, or over which control or direction is exercised, by Teck and that is also arm’s length of Teck. Control person and insider participation accounted for an aggregate of 224,353,706 Units sold under the Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold within the United States or to or for the account or benefit of a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

1 Based on a USD/CAD exchange rate of 1.3829 as published by the Bank of Canada on September 5, 2025.

2 Based on a USD/CAD exchange rate of 1.3829 as published by the Bank of Canada on September 5, 2025.

The securities issued under the Offering are subject to a statutory hold period of four months and one day in accordance with applicable Canadian securities laws, due to expire on January 30, 2026, and to a minimum concurrent six-month hold period in accordance with applicable U.S. securities laws.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward- looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward- looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: the anticipated use of net proceeds of the Offering; and the Company’s ability to complete the construction of the Bunker Hill Mine and move it to commercial production.

Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to receive sufficient project financing for the construction of the Bunker Hill Mine on an acceptable timeline, on acceptable terms, or at all; our ability to service our existing debt and meet the payment obligations thereunder; further drilling and geotechnical work supporting the planned restart and operations at the Bunker Hill Mine; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: Bunker Hill’s ability to use the net proceeds of the Offering in a manner that will increase the value of stockholders’ investments; the dilution of current stockholders as a result of the consummation of the Offering; Bunker Hill’s ability to operate as a going concern and its history of losses; Bunker Hill’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; the fluctuating price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; further geotechnical work not supporting the continued development of the Bunker Hill Mine or the results described herein; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to raise sufficient project financing, on acceptable terms or at all, to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; the Company requiring additional capital expenditures than anticipated, resulting in delays in the expected restart timeline; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives, or whether and when the Company will achieve its operational and construction targets. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).